UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2010

VERISIGN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

21355 Ridgetop Circle, Dulles, VA	20166
(Address of Principal Executive Offices)	(Zip Code)

(703) 948-3200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 15, 2010, VeriSign, Inc. (the “Company”), as tenant, entered into a Deed of Lease (the “Lease”) with 12061 Bluemont Owner, LLC, as landlord (the “Landlord”), pursuant to which the Company shall lease from the Landlord an office building containing an approximate 221,326 square feet of rentable area and related parking facilities and other amenities located at 12061 Bluemont Way, Reston, Fairfax County, Virginia (collectively, the “Premises”).

The Company has the right to occupy the Premises from and after the commencement date of the Lease (the “Commencement Date”), which is expected to occur no earlier than February 1, 2011. The Commencement Date shall occur after the expiration of the current tenant’s lease for the Premises and such current existing tenant’s vacancy of the Premises, which shall occur no later than August 31, 2011. In the event the Commencement Date does not occur by November 30, 2011, the Company has the right to terminate the Lease. The initial term of the Lease is for a period of fifteen years and five months following the Commencement Date. The Company has the right to renew the term of the Lease for up to two consecutive five-year periods. In the event the Landlord desires to sell the Premises during the term of the Lease, the Landlord must first offer the Premises to the Company, subject to certain exceptions, including the sale of the Premises to affiliates of the Landlord or in connection with the sale of a portfolio of properties of which the Premises is a part.

During the fifteen year term of the Lease, the Company is to make aggregate payments of fixed rent in the approximate amount of $105,834,000. Payments of fixed rent are to be made monthly pursuant to a schedule set forth in the Lease, which monthly payments shall begin on the 151st day following the Commencement Date. Fixed rent for any renewal term would be the then fair market rental rate for the Premises. In addition to fixed rent, the Tenant is required to pay all real estate and similar taxes imposed on the Premises.

Under the Lease, the Company is generally responsible, at its cost, for the operation, management, repair and, if necessary, replacement of the Premises during the term of the Lease, provided that the Landlord pays some of the costs incurred in connection with capital improvements. The Landlord has the right to take over the responsibility for the operation, management, repair and replacement of the Premises, at the Company’s expense, in the event of a repeated failure by the Company to perform such responsibilities in accordance with the Lease.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: September 16, 2010	By:	/S/ RICHARD H. GOSHORN
Richard H. Goshorn
Senior Vice President, General Counsel and Secretary

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